Exhibit 99.1

Argan, Inc. Reports Fourth Quarter and Year End Results

April 10, 2015 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) today announced financial results for the three months and fiscal year ended January 31, 2015.

For the year ended January 31, 2015, revenues were $383.1 million compared to $227.5 million for the year ended January 31, 2014. Gemma Power Systems, LLC and affiliates (Gemma) contributed $376.7 million, or 98% of revenues in fiscal 2015, compared to $218.6 million, or 96% of revenues in fiscal 2014.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) attributable to the stockholders of Argan, Inc. of $52.2 million for the year ended January 31, 2015 compared to $66.3 million for the prior fiscal year. Gemma reported $58.0 million in EBITDA attributable to the stockholders of Argan, Inc. for fiscal 2015 compared to $69.5 million for fiscal 2014.

Income from operations for fiscal 2015 was $64.1 million compared to income from operations for fiscal 2014 of $65.9 million.

Net income attributable to the stockholders of Argan, Inc. for fiscal 2015 was $30.4 million, or $2.05 per diluted share based on 14,823,000 diluted shares outstanding, compared to $40.1 million, or $2.78 per diluted share based on 14,427,000 diluted shares outstanding for fiscal 2014.

For the three months ended January 31, 2015, consolidated revenues were $102.3 million compared to $59.5 million for the three months ended January 31, 2014. Gemma contributed $100.8 million, or 98% of consolidated revenues for the fourth quarter of fiscal 2015, compared to $58.3 million, or 98% of consolidated revenues for the fourth quarter of fiscal 2014.

Argan reported consolidated EBITDA attributable to the stockholders of Argan, Inc. of $11.9 million for the three months ended January 31, 2015 compared to $15.8 million in the fourth quarter of last fiscal year. Gemma reported $13.7 million in EBITDA attributable to the stockholders of Argan, Inc. for the three months ended January 31, 2015 compared to $17.6 million for the three months ended January 31, 2014.

Income from operations for the three months ended January 31, 2015 was $15.5 million, compared to income from operations of $16.4 million for the fourth quarter of fiscal 2014.

For the three months ended January 31, 2015, Argan reported net income attributable to Argan, Inc. stockholders of $6.0 million, or $0.40 per diluted share based on 14,838,000 diluted shares outstanding, compared to net income of $9.2 million, or $0.63 per diluted share based on 14,581,000 diluted shares outstanding for the fourth quarter of fiscal 2014.

Argan had consolidated cash and cash equivalents of $333.7 million as of January 31, 2015. During the current fiscal year, Argan used cash of $10.2 million to pay a $0.70 dividend per share of common stock. Consolidated working capital increased during the current fiscal year to approximately $148.9 million as of January 31, 2015 from approximately $133.3 million as of January 31, 2014. Consolidated tangible net worth attributable to the stockholders of Argan, Inc. increased to $165.2 million at January 31, 2015 from $135.7 million at January 31, 2014.

Gemma’s backlog as of January 31, 2015 was $423 million compared to $790 million as of January 31, 2014. The decrease in backlog reflects the current year progress on the construction of the Panda Liberty and Panda Patriot power plants.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Gemma’s continued execution in fiscal 2015 on the Panda Liberty and Panda Patriot projects contributed to record earnings during fiscal 2015. We appreciate the dedicated efforts of our Gemma associates.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include single and combined cycle natural gas-fired power plants as well as alternative energy facilities including biodiesel, ethanol, and those powered by renewable energy sources such as wind and solar. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of our power industry services business. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Cynthia Flanders
301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 31,		Years Ended January 31,
	2015	2014	2015	2014
	(Unaudited)
REVENUES
Power industry services	$100,774,000	$58,257,000	$376,676,000	$218,649,000
Telecommunications infrastructure services	1,551,000	1,234,000	6,434,000	8,806,000

Revenues	102,325,000	59,491,000	383,110,000	227,455,000

COST OF REVENUES
Power industry services	79,469,000	37,745,000	294,643,000	141,807,000
Telecommunications infrastructure services	1,181,000	1,059,000	4,864,000	6,800,000

Cost of revenues	80,650,000	38,804,000	299,507,000	148,607,000

GROSS PROFIT	21,675,000	20,687,000	83,603,000	78,848,000
Selling, general and administrative expenses	6,137,000	4,329,000	19,470,000	12,918,000

INCOME FROM OPERATIONS	15,538,000	16,358,000	64,133,000	65,930,000
Gains on the deconsolidation of variable interest entities	—	—	—	2,444,000
Other income, net	72,000	134,000	234,000	961,000

INCOME BEFORE INCOME TAXES	15,610,000	16,492,000	64,367,000	69,335,000
Income tax expense	5,734,000	6,460,000	20,912,000	25,991,000

NET INCOME	9,876,000	10,032,000	43,455,000	43,344,000
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,878,000	868,000	13,010,000	3,219,000

NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$5,998,000	$9,164,000	$30,445,000	$40,125,000

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.

Basic	$0.41	$0.64	$2.11	$2.85

Diluted	$0.40	$0.63	$2.05	$2.78

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,561,000	14,219,000	14,433,000	14,072,000

Diluted	14,838,000	14,581,000	14,823,000	14,427,000

CASH DIVIDENDS PER COMMON SHARE	$—	$—	$0.70	$0.75

ARGAN, INC. AND SUBSIDIARIES

RECONCILIATIONS TO EBITDA (Unaudited)

Consolidated

	Three Months Ended January 31,
	2015	2014
Net income	$9,876,000	$10,032,000
Less net income - noncontrolling interests	(3,878,000)	(868,000)
Interest expense	30,000	—
Income tax expense	5,699,000	6,460,000
Depreciation	129,000	141,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$11,917,000	$15,826,000

Power Industry Services

	Three Months Ended January 31,
	2015	2014
Income before income taxes	$17,486,000	$18,324,000
Less income before income taxes - noncontrolling interests	(3,913,000)	(868,000)
Interest expense	30,000	—
Depreciation	85,000	97,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$13,749,000	$17,614,000

Consolidated

	Years Ended January 31,
	2015	2014
Net income	$43,455,000	$43,344,000
Less net income - noncontrolling interests	(13,010,000)	(3,219,000)
Interest expense	30,000	(161,000)
Income tax expense	20,956,000	25,559,000
Depreciation	551,000	549,000
Amortization of purchased intangible assets	243,000	243,000

EBITDA attributable to the stockholders of Argan, Inc.	$52,225,000	$66,315,000

Power Industry Services

	Years Ended January 31,
	2015	2014
Income before income taxes	$70,334,000	$72,669,000
Less income before income taxes - noncontrolling interests	(12,966,000)	(3,651,000)
Interest expense	30,000	(161,000)
Depreciation	372,000	366,000
Amortization of purchased intangible assets	243,000	243,000

EBITDA attributable to the stockholders of Argan, Inc.	$58,013,000	$69,466,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JANUARY 31,

	2015	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$333,691,000	$272,209,000
Accounts receivable, net of allowance for doubtful accounts	27,330,000	23,687,000
Costs and estimated earnings in excess of billings	455,000	527,000
Prepaid expenses	1,092,000	1,754,000
Notes receivable and accrued interest	1,786,000	204,000
Deferred income tax assets	—	178,000

TOTAL CURRENT ASSETS	364,354,000	298,559,000
Property, plant and equipment, net of accumulated depreciation (including $2,658,000 in costs related to a variable interest entity as of January 31, 2015)	6,518,000	4,183,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	1,845,000	2,088,000

TOTAL ASSETS	$391,193,000	$323,306,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$37,691,000	$22,589,000
Accrued expenses	15,976,000	7,912,000
Billings in excess of costs and estimated earnings	161,564,000	134,736,000
Deferred income tax liabilities	201,000	—

TOTAL CURRENT LIABILITIES	215,432,000	165,237,000
Deferred income tax liabilities	809,000	292,000

TOTAL LIABILITIES	216,241,000	165,529,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,634,434 and 14,289,134 shares issued at January 31, 2015 and 2014, respectively; 14,631,201 and 14,285,901 shares outstanding at January 31, 2015 and 2014, respectively	2,195,000	2,143,000
Additional paid-in capital	109,696,000	100,863,000
Retained earnings	73,614,000	53,335,000
Treasury stock, at cost – 3,233 shares at January 31, 2015 and 2014	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	185,472,000	156,308,000
Noncontrolling interests	(10,520,000)	1,469,000

TOTAL EQUITY	174,952,000	157,777,000

TOTAL LIABILITIES AND EQUITY	$391,193,000	$323,306,000